UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

January 20, 2005

ZANN CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-28519	76-0510754
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1549 N. Leroy St., Suite D-200,
Fenton, MI 48430
(Address of principal executive offices, including zip code)

(810) 714-2978
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

On January 20, 2005, the Board of Directors of the Company (the “Board”) concluded that the accounting of the stock-based compensation transactions and stock issued in exchange for previously incurred debt had been recorded incorrectly. The Board discussed this matter with the Company’s independent accountant, and the Company’s independent accountant and management were in agreement with respect to the Board’s conclusion.

Accordingly, the Company has restated its financial statements for the fiscal year ended December 31, 2003 and each of the quarters ended March 31, 2003, June 30, 2003 and September 30, 2003. Such restated financial statements have been filed with the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2004 and each of the Company’s Quarterly Reports on Form 10-QSB for the quarters ended March 31, 2004, June 30, 2004 and September 30, 2004 and are incorporated herein by reference. The reasons for, and financial impact of, the adjustments are described in Note S of the Notes to Financial Statements set forth herein and in Item 6 “Management's Discussion and Analysis or Plan of Operation". Previously issued financial statements for such periods should not be relied upon.

None of the adjustments resulting from the restatement had any impact on cash balances for any period. However, the Company's consolidated balance sheet and statement of cash flows were restated to reflect the restated net loss and revisions to certain balance sheet accounts.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZANN CORP

By:	/s/ George Betts
George Betts Chief Financial Officer

Date: June 9, 2006